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      THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD
            CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING

                     CONTRACT TO BUY AND SELL REAL ESTATE

                                 AGRICULTURAL

                                 -----------------------------------------------
                                                                        Date

                              PARTIES AND PROPERTY

       1. Cheryl L. Madison and Michael C. Madison, wife and husband and Cindy L. Tustin, Trustee of the Cindy L. Tustin Trust, U/T/A dated January 20, 1999, Sellers (Seller), agree to sell to Western Plains Energy, L.L.C., a Kansas Limited Liability Company, with its principal place of business located in Sheridan County, Kansas, as Buyer (Buyer) and Buyer agrees to purchase, on the terms and conditions set forth in this Contract, the following described real estate in the County of Gove, State of Kansas, to-wit:

       A TRACT OF LAND LOCATED IN THE SOUTH HALF (S1/2) OF SECTION ONE (S01), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.), IN GOVE COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

       BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION, THENCE, ON AN ASSUMED BEARING OF N00 DEG. 18'21"W, ALONG THE WEST LINE OF SAID SECTION, A DISTANCE OF ONE THOUSAND EIGHT HUNDRED SEVENTY-FIVE AND FIFTY-FIVE HUNDREDTHS (1875.55) FEET TO THE SOUTH RIGHT-OF-WAY BOUNDARY OF THE UNION PACIFIC RAILROAD, THENCE N88 DEG. 48'41"E, ALONG SAID RAILROAD RIGHT-OF-WAY, FOR A DISTANCE OF TWO HUNDRED NINETY-NINE AND EIGHTY-THREE HUNDREDTHS (299.83) FEET, THENCE EAST-NORTHEASTERLY, ALONG SAID RAILROAD RIGHT-OF-WAY, ON A CIRCULAR CURVE TO THE LEFT (ARC ANGLE = 01 DEG. 16'41" LT; RADIUS = 17304.17 FT.; LONG CHORD BEARING = N88 DEG. 11'07"E), FOR A DISTANCE OF THREE HUNDRED EIGHTY-FIVE AND NINETY-NINE HUNDREDTHS (385.99) FEET, THENCE N87 DEG. 32'00"E, ALONG SAID RIGHT-OF-WAY, FOR A DISTANCE OF TWO THOUSAND FOUR HUNDRED TWELVE AND EIGHTY-THREE HUNDREDTHS (2412.83) FEET, THENCE S00 DEG. 08'11"E FOR A DISTANCE OF ONE THOUSAND NINE HUNDRED NINETY-SEVEN AND SEVENTY-FIVE HUNDREDTHS (1997.75) FEET TO THE SOUTH LINE OF SAID SECTION, THENCE S89 DEG. 59'55"W, ALONG THE SOUTH LINE OF SAID SECTION, FOR A DISTANCE OF THREE THOUSAND NINETY AND NINETY HUNDREDTHS (3090.90) FEET TO THE POINT OF BEGINNING CONTAINING 137.21 ACRES, SAID TRACT BEING SUBJECT TO COUNTY ROAD RIGHT-OF-WAY ALONG ITS WEST AND SOUTH BOUNDARIES.

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Together with all water and mineral rights, easements and right-a-ways appurtenances thereto, all improvements thereon and all fixtures of a permanent nature currently on the property, in their present condition, ordinary wear and tear accepted, and hereinafter called the property.

                            PURCHASE PRICE AND TERMS

       2. The purchase price shall be One Hundred Seventy Eight Thousand Three Hundred Seventy Three Dollars ($178,370.00) payable by the Buyer as follows:

       (a) EARNEST MONEY. Seventeen Thousand Eight Hundred Thirty-seven Dollars and Thirty Cents ($17,837.30) in the form of check, as earnest money deposit and partial payment of the purchase price, payable to and to be held by Kite & Day, L.L.P., (The Escrow Agent) it its trust account on behalf of both Seller and Buyer. The Escrow Agent is hereby authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing.

       (b) CASH AT CLOSING. The balance of One Hundred Sixty Thousand Five Hundred Thirty Two Dollars and Seventy Cents ($160,532.70) (purchase price less earnest money) shall be paid by Buyer at closing in funds which comply with all applicable Kansas law, which includes cash, electronic transfer funds, certified check, savings and loan tellers check and cashiers check (good funds).

       (c) ASSIGNMENT OF RAIL ROAD LEASE. As further consideration of the mutual promises and covenants of this agreement, at closing, Seller shall assign, transfer and set over unto Buyer by proper instruments of assignment and transfer the entire interest, free and clear of any liens and/or encumbrances, those leases of Seller as lessee in and to certain railroad right-of-way leases and/or industrial tract agreements with Union Pacific Railroad Company, lease audit number 190319 covering the following described property, to-wit:

              A TRACT OF LAND LOCATED IN THE SOUTH HALF (S1/2) OF SECTION ONE
              (S01), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.) IN GOVE COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

              COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION, THENCE, ON AN ASSUMED BEARING OF N00 DEG. 18'21"W, ALONG THE WEST LINE OF SAID SECTION, A DISTANCE OF ONE THOUSAND EIGHT HUNDRED SEVENTY FIVE AND FIFTY-FIVE HUNDREDTHS (1875.55) FEET TO THE POINT OF BEGINNING, SAID POINT OF BEGINNING LOCATED ON THE SOUTH RIGHT-OF-WAY OF THE UNION PACIFIC RAILROAD.

              FROM THE POINT OF BEGINNING, THENCE N00 DEG. 18'21"W, ALONG THE WEST LINE OF SAID SECTION, FOR A DISTANCE OF ONE HUNDRED FIFTY AND TWO HUNDREDTHS (150.02) FEET, THENCE N88 DEG. 48'41"E FOR A DISTANCE OF TWO HUNDRED NINETY-SEVEN AND FIFTY-FIVE

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              HUNDREDTHS (297.55) FEET, THENCE EAST-NORTHEASTERLY, ON A
              CIRCULAR CURVE TO THE LEFT (ARC ANGLE = 01 DEG. 16'41"LT; RADIUS = 17154.17 FT.; LONG CHORD BEARING = N88 DEG. 11'07E) FOR A DISTANCE OF THREE HUNDRED EIGHTY-TWO AND SIXTY-FIVE HUNDREDTHS (382.65) FEET, THENCE N87 DEG. 32'00"E FOR A DISTANCE OF TWO THOUSAND FOUR HUNDRED EIGHTEEN AND NINETY HUNDREDTHS (2418.90) FEET, THENCE S00 DEG. 08'11"E FOR A DISTANCE OF ONE HUNDRED FIFTY AND TWELVE HUNDREDTHS (150.12) FEET TO THE SOUTH RIGHT-OF-WAY BOUNDARY OF SAID RAILROAD, THENCE S87 DEG. 32'00"W, ALONG SAID RAILROAD RIGHT-OF-WAY, FOR A DISTANCE OF TWO THOUSAND FOUR HUNDRED TWELVE AND EIGHTY-THREE HUNDREDTHS (2412.83) FEET, THENCE WEST-NORTHWESTERLY, ALONG SAID RAILROAD RIGHT-OF-WAY, ON A CIRCULAR CURVE TO THE RIGHT (ARC ANGLE = 01 DEG. 16'41"W; RADIUS = 17304.17FT.; LONG CHORD BEARING = S88 DEG. 11'07"W), FOR A DISTANCE OF THREE HUNDRED EIGHTY-FIVE AND NINETY-NINE HUNDREDTHS (385.99) FEET, THENCE S88 DEG. 48'41"W FOR A DISTANCE OF TWO HUNDRED NINETY-NINE AND EIGHTY-THREE HUNDREDTHS (299.83) FEET TO THE POINT OF BEGINNING, CONTAINING 10.66 ACRES, SAID TRACT BEING SUBJECT TO COUNTY ROAD RIGHT-OF-WAY ALONG ITS WEST BOUNDARY.

                      WAIVER AND DISMISSAL OF WATER RIGHTS

       3. Upon closing of this agreement and in consideration of the mutual promises, covenants and payments hereinbefore set out, the Seller hereby assigns to the Buyer a voluntary waiver and dismissal of water rights to the following described water and water rights as described in appropriation Water Right File Number 14027 to all water and water rights appurtenant to that portion of the SOUTH HALF (S1/2) OF SECTION ONE (S01), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.), GOVE COUNTY, KANSAS, LYING NORTH OF THE UNION PACIFIC RIGHT-OF-WAY AND ALL OF THAT PORTION OF THE SOUTH HALF (S1/2) OF SECTION ONE (S01) laying to the East of the property being sold pursuant to this agreement.

                                EVIDENCE OF TITLE

       4. Seller shall furnish to Buyer a current commitment for owners Title Insurance Policy in an amount equal to the purchase price (title documents), on or before February 1, 2001, (title deadline). The cost of said title insurance will be paid by the Seller. Upon receipt of the commitment or abstract, Buyer shall examine said commitment and shall notify Seller within Ten
(10) days, in writing, of any defects which prevent title from being satisfactory to Buyer, herein referred to as "Title Defects". Seller shall have until the closing date to cure Title defects for which notification is given. If Title Defects cannot be cured by closing date, the Seller may grant an extension of time to Seller during which Seller shall use reasonable, good faith efforts to cure the Title Defects, unless Buyer, in its sole discretion, waives the Title Defects by written notice of same to Seller. Seller's failure to cure such Title Defects within the extension period shall result in the termination of this Contract. The premium will be paid at closing and the title insurance policy will be delivered to Buyer as soon as practical after closing. The Buyer shall be responsible for the payment of any premium on any mortgage insurance policy.

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                                 BUYER FINANCING

       5. If a new loan is to be obtained by Buyer from a third party, Buyer agrees to promptly and diligently:

       (a)    apply for such loan;

       (b) execute all documents and furnish all information and documents required by the lender;

       (c)    pay the customary cost, if any, of obtaining such loan.

Then if such loan is not approved on or before January 15, 2002, this Contract shall be null and void and all payments and things of value received hereunder shall be returned to Buyer.

                                COST OF APPRAISAL

       6. The cost of any appraisal for loan purposes to be obtained after this date shall be paid by Buyer.


                                   INSPECTION

       7. Buyer, or any designee, shall have the right to have inspection of the physical condition of the property at Buyer's expense. If written notice of any unsatisfactory condition, prepared by or on behalf of the Buyer, is not received by Seller on or before January 15, 2002, (objection deadline), the physical condition of the property and any exclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before February 1, 2002, (resolution deadline), this Contract shall terminate three (3) days following the resolution deadline; unless, within the three (3) calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and to pay any damage which occurs to property as a result of such inspection.

                                 DATE OF CLOSING

       8. The date of closing shall be March 1, 2002, or by mutual agreement at an earlier date. If closing does not occur by March 1, 2002, then unless an extension is agreed to by and between the parties, this Contract shall terminate.

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                                TRANSFER OF TITLE

       9. Subject to payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient General Warranty Deed to Buyer, on closing, conveying the property free and clear of all taxes except the general taxes for the year of closing. Title shall be conveyed free and clear of all liens and encumbrances except those that are reflected by the title documents accepted by Buyer as hereinbefore provided and those rights, if any, of third parties in possession of the property not shown by public records.

                             PAYMENT OF ENCUMBRANCES

       10. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from other sources.


                             DUTIES OF ESCROW AGENT

       11. The escrow agent for the purposes of this Contract shall be Kite & Day, L.L.P., Attorneys at Law, St. Francis, Kansas. The escrow agent shall hold the Abstract of Title when not being utilized for updating or examination purposes, the Warranty Deed provided for herein and a fully executed copy of the contract until time of closing unless otherwise instructed by both Seller and Buyer. All payments shall be made directly to the escrow agent who shall then deposit each payment to the trust account of the escrow agent. Upon closing of the Contract, escrow agent shall pay the amounts received by it, less expenses of closing, to Seller. All escrow charges shall be paid one-half (1/2) by Sellers and one-half (1/2) by Buyer. Escrow charges shall be Fifty Dollars ($50.00). Upon full compliance with the terms and conditions of this Contract and payments required hereunder, the escrow agent shall deliver the Abstract of Title and Warranty Deed provided herein to Buyer.

                                 REPORTING AGENT

       12. The reporting agent for the sale of the hereinabove described real estate as required by the rules and the regulations of the Internal Revenue Service shall be Kite & Day, L.L.P., Attorneys at Law, St. Francis, Kansas. Said reporting agent shall file all applicable informational returns, 1099s, 1096s and any and all other reporting information as required by the Internal Revenue Service as well as all related filings required by the State in which the hereinabove described real estate is located. The reporting agent's fees shall be Fifty Dollars ($50.00) and shall be paid by the Seller.

                                   PRORATIONS

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       13.    Real estate taxes for 2001 and all prior years shall be paid by the Seller with Buyer, being responsible for the payment of taxes for 2002.

                               LEASEBACK TO SELLER

       14. In consideration of the mutual promises, covenants and payments hereinbefore set out, upon closing of this agreement, Buyer shall lease the property subject to this agreement back to the Seller for a five (5) year period commencing on March 1, 2002, and ending on February 28, 2007 at the cash rental amount of One Hundred Dollars ($100.00) per acre per year for the irrigated acres and Thirty-five Dollars ($35.00) per acre per year for the dry land acres. The parties agree that the irrigated acres on both the property being conveyed and the railroad lease presently are _________ acres with the balance of ____________ acres being dryland. The cash rent shall be due in advance on or before the 1st day of March of each year during the term of this lease back and any extension thereof.

       15. It is expressly understood and agreed by and between the parties that Buyer intends to utilize the water and water rights being secured by this agreement in the operation of an ethanol plant that Buyer intends to construct on a tract of land located in the SOUTHWEST QUARTER (SW1/4) OF SECTION TWO
(S02), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTY PRINCIPAL MERIDIAN (6TH P.M.), IN GOVE COUNTY, KANSAS, and further that Buyer intends to apply to the Kansas Department of Agriculture, Division of Water Resources, for a change of type of use of the water appropriated pursuant to water right file number 14027 from irrigation use to industrial use. Upon approval of the change of type of use and Buyer's utilization of the water in the operation of Buyer's ethanol plant, the availability of water for irrigation use on the property subject to this agreement will be dramatically reduced, if not eliminated, with the result being that the leaseback to the Sellers will consist of dryland acreage. In the interim, Seller agrees to pump the well located on the subject property and to apply the pumped water to the extent necessary to maintain the water appropriation rights on water right file 14027 at current levels and further to prepare and file the appropriate water use reports and other information as required by the Kansas Department of Agriculture, Division of Water Resources.

       16. At the expiration of the initial five (5) year term of the leaseback, the term shall automatically renew for successive one (1) year terms unless either party shall give ninety (90) days written notice to the other of their intent not to renew this leaseback agreement.

                             FIRST RIGHT OF REFUSAL

       17. In the event that Buyer would sell or otherwise convey fee simple title of the property hereinbefore described in paragraph 1 within five (5) years of the closing of this agreement, then in consideration of the mutual promises, covenants and payments herein before setout, Seller shall have the first right of refusal to repurchase the property for the consideration and for the amount of a bona fied offer to purchase the property received by the Buyer from a third party. A sixty (60) day written notice of the bona fied offer and the right of the Seller to

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exercise its first right of refusal shall be given by the Buyer to the Seller.

                                   POSSESSION

       18. Possession of the property shall be granted to the Buyer upon closing unless said property is subject to a prior existing lease or tenancy arrangement.

                                    INSURANCE

       19. Upon closing, Seller shall be entitled to cancel any and all existing insurance on the above described real estate and shall be entitled to any and all refunds arising from cancellation of insurance. After closing, Buyer shall be responsible for all insurance and for all risk of loss to the above described real estate.

                    ALTERNATIVE DISPUTE RESOLUTION; MEDIATION

       20. If a dispute arises relating to this Contract, and is not resolved, the parties involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one
(1) disputant to the other, the mediation, unless otherwise agreed, shall terminate. This section shall not alter any date in this Contract, unless otherwise agreed.

                                  FORCE MAJEURE

       21. The parties understand and agree that neither the Seller or the Buyer shall be liable to the other for any failure or delay in performance of any obligation under this agreement due to events beyond their reasonable control, including fire, storm, flood, earthquake, explosion, acts of public enemy, war, acts of God, or acts or regulations or priorities of Federal, State or local government.

                           RELATIONSHIP OF THE PARTIES

       22. By execution of this agreement, the parties intend to create no other relationship other than as set forth in this agreement. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained within this agreement authorizes one party to act for or on behalf of the other and neither party is entitled to any commissions or other considerations other than as is set forth specifically herein.

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                                   ASSIGNMENT

       23. It is understood and agreed by and between the parties that neither party may assign their rights under this agreement without first obtaining the written approval of the other party. Said approval shall not be unreasonably withheld.

                              ADDITIONAL PROVISIONS

       24. Seller and Buyer understand and agree that each party will be responsible for the payment of their own attorneys fees and that the Seller shall be responsible for the drawing of all deeds and any affidavits of trustees.

                                   TERMINATION

       25. In the event this Contract is terminated, all payments and things of value received hereunder be returned and the parties shall be relieved of all obligations hereunder.

                            TIME OF ESSENCE/REMEDIES

       26. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation is not performed or waived as herein provided, there shall be the following remedies;

       (a) IF BUYER IS IN DEFAULT: Seller may elect to treat this Contract as cancelled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Sellers may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

       (b) IF SELLER IS IN DEFAULT: Buyer may elect to treat this Contract as cancelled, in which case all payments and things value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

       (c) ATTORNEYS FEES, COSTS AND EXPENSES: Anything to the contrary notwithstanding, in the event of any arbitration or litigation arising out of this Contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorneys fees.

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                              EARNEST MONEY DISPUTE

       27. Notwithstanding any termination of this Contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by the escrow agent, unless mutual written instructions are received by the holder of the earnest money and the things of value, escrow agent shall not be required to take any action, but may await any proceeding, or at the escrow agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorneys fees

                                 NOTICE TO BUYER

       28.    Any notice to Buyer shall be effective when received by Buyer.


                                NOTICE TO SELLER

       29.    Any notice to Seller shall be effective when received by Seller.


                            MODIFICATION OF CONTRACT

       30. No subsequent modification of any of the terms of this Contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

                                ENTIRE AGREEMENT

       31. This Contract constitutes the entire contract and agreement between the parties relating to the subject hereof and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract.

                                  GOVERNING LAW

       32. This Contract shall be subject to and governed by the law of the State of Kansas, irrespective of the fact that one or both of the parties is now or may hereinafter become a resident of a state other than Kansas.

------------------------------                    -----------------------------
Cheryl L. Madison, Seller                         Michael C. Madison, Seller


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Date of Seller's Signature
                            ----------------------------------------


Seller's Address and Social Security Number :     Cheryl L. Madison

                                                  ---------------------------

                                                  ---------------------------
                                                  SSN:
                                                       ----------------------


---------------------------------------
Cindy L. Tustin,
Trustee of the Cindy L. Tustin Trust,
U/T/A dated January 20, 1999, Seller


Date of Seller's Signature

Seller's Address and Social Security Number       Cindy L. Tustin Trust U/T/A
                                                  January 20, 1999

                                                  ---------------------------

                                                  ---------------------------
                                    SSN or TIN
                                                  ---------------------------



WESTERN PLAINS ENERGY, L.L.C.

BY:
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Title:


Address:
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TIN:
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